As filed with the Securities and Exchange Commission on July 30, 2018

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COHBAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-1299952
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

(415) 388-2222

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amended and Restated 2011 Equity Incentive Plan

(Full title of the plans)

Simon Allen

Chief Executive Officer

CohBar, Inc.

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

(415) 388-2222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Peter B. Cancelmo

Garvey Schubert Barer, P.C.

1191 Second Avenue, 18th Floor

Seattle, WA 98101

(206) 816-1332

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	3,546,931 shares	$5.86	$20,785,016	$2,587.73

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $5.86, the average of high and low prices of the Registrant’s common stock on the the NASDAQ Capital Market on July 26, 2018.

EXPLANATORY NOTE

CohBar, Inc. (the “Registrant”), is filing this Registration Statement on Form S-8 to register 3,546,931 additional shares of its common stock, $0.001 par value per share (“Common Stock”), for issuance under its Amended and Restated 2011 Equity Incentive Plan, as amended (the “Plan”). The Plan was originally adopted by the Registrant’s board of directors (the “Board”) on November 3, 2014, and approved by the Registrant’s stockholders on December 15, 2014. An amendment to increase the number of shares of Common Stock authorized under the Plan by 718,471 to 7,171,540 shares was approved by the Board on April 11, 2017 and was approved by the Registrant’s stockholders on June 15, 2017. A further amendment to increase the number of shares of Common Stock authorized under the Plan by 2,828,460 to a total of 10,000,000 was adopted by the Board on April 20, 2018 and was approved by the Registrant’s stockholders on June 19, 2018. A total of 6,453,069 shares of Common Stock issuable or reserved for issuance under the Plan were previously registered on the Registrant’s Form S-8 (No. 333-205412), which was filed with the Securities and Exchange Commission and declared effective on July 1, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s annual report on Form 10-K for the year ended December 31, 2017, as filed with the Commission on April 2, 2018, including information specifically incorporated into the Registrant’s Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, as filed with the Commission on April 25, 2018, as supplemented on June 8, 2018;

(b)	The Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2018, as filed with the Commission on May 15, 2018;

(c)	The Registrant’s current reports on Form 8-K filed with the Commission on March 26, 2018; March 29, 2018; April 2, 2018; April 13, 2018; April 20, 2018; April 30, 2018; May 4, 2018; May 15, 2018; May 29, 2018; June 7, 2018; June 12, 2018; June 21, 2018; June 27, 2018 and July 12, 2018; and

(c)

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on December 13, 2017, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

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Item 6.	Indemnification of Directors and Officers.

The Registrant’s articles of incorporation contain a provision that limits the liability of the Registrant’s directors for monetary damages to the fullest extent permitted by the Delaware General Corporate Law. Consequently, the Registrant’s directors will not be personally liable to the Registrant or its shareholders for monetary damages for conduct as directors, except for liability for:

•	intentional misconduct by a director;

•	knowing violation of law by a director; or

•	actions for which the director has been adjudged to be liable to the Registrant, with certain exceptions.

The Registrant’s bylaws provide that the Registrant will indemnify and hold harmless any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s bylaws provide that the Registrant may indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of the Registrant’s employees or agents or is or was serving at the Registrant’s request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s bylaws also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

The Registrant has entered into indemnification agreements with each director and executive officer that may be broader than the specific indemnification provisions contained in the Delaware General Corporate Law. These indemnification agreements may require the Registrant, among other things, to indemnify directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements may also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding.

See also the undertakings set out in response to Item 9 hereof.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith:

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.1	Third Amended and Restated Articles of Incorporation of the Registrant.	S-1	333-200033	3.2	12/16/2014

3.2	Amended and Restated Bylaws of the Registrant.	S-1	333-200033	3.4	12/16/2014

5.1	Opinion of Garvey Schubert Barer.					X

23.1	Consent of independent registered public accounting firm.					X

23.2	Consent of Garvey Schubert Barer (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page to this Registration Statement).					X

99.1	Amended and Restated 2011 Equity Incentive Plan.	S-1	333-200033	10.3	12/16/2014

99.2	Form of Option Agreement under the 2011 Equity Incentive Plan.	S-1	333-200033	10.2	11/7/2014

99.3	First Amendment to Amended and Restated 2011 Equity Incentive Plan.	10-Q	000-55334	10.1	8/14/2017

99.4	Second Amendment to Amended and Restated 2011 Equity Incentive Plan.					X

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Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 30th day of July, 2018.

COHBAR, INC.

By:	/s/ Jeffrey Biunno
Jeffrey Biunno
Principal Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Albion Fitzgerald, Simon Allen and Jeffrey F. Biunno, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer:

/s/ Simon Allen	Principal Executive Officer	July 30, 2018
Simon Allen

Principal Financial Officer and
Principal Accounting Officer:

/s/ Jeffrey F. Biunno	Principal Financial Officer, Principal Accounting Officer	July 30, 2018
Jeffrey F. Biunno

Additional Directors:

/s/ Albion J. Fitzgerald	Chairman of the Board of Directors	July 30, 2018
Albion J. Fitzgerald

/s/ Jon Stern	Director	July 30, 2018
Jon Stern

/s/ Nir Barzilai	Director	July 30, 2018
Nir Barzilai

/s/ Pinchas Cohen	Director	July 30, 2018
Pinchas Cohen

/s/ Philippe Calais	Director	July 30, 2018
Philippe Calais

/s/ John Amatruda	Director	July 30, 2018
John Amatruda

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EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.1	Third Amended and Restated Articles of Incorporation of the Registrant.	S-1	333-200033	3.2	12/16/2014

3.2	Amended and Restated Bylaws of the Registrant.	S-1	333-200033	3.4	12/16/2014

5.1	Opinion of Garvey Schubert Barer.					X

23.1	Consent of independent registered public accounting firm.					X

23.2	Consent of Garvey Schubert Barer (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page to this Registration Statement).					X

99.1	Amended and Restated 2011 Equity Incentive Plan.	S-1	333-200033	10.3	12/16/2014

99.2	Form of Option Agreement under the 2011 Equity Incentive Plan.	S-1	333-200033	10.2	11/7/2014

99.3	First Amendment to Amended and Restated 2011 Equity Incentive Plan.	10-Q	000-55334	10.1	8/14/2017

99.4	Second Amendment to Amended and Restated 2011 Equity Incentive Plan.					X

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